CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
       Neuberger & Berman Equity Funds and Equity Managers Trust

     We consent to the incorporation by reference in Part B. Statement of Additional Information in Post-Effective Amendment No. 77 to the Registration Statement on Form N-1A of Neuberger & Berman Equity Funds of our reports dated October 3, 1997 on our audits of the financial statements and financial highlights of Neuberger & Berman Manhattan Fund and Portfolio and Neuberger & Berman Socially Responsive Fund and Portfolio, which reports are included in the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1997.

     We also consent to the reference to our Firm with respect to Neuberger & Berman Manhattan Fund and Portfolio and Neuberger & Berman Socially Responsive Fund and Portfolio under the captions "Independent Auditors/Accountants" and "Financial Statements" in Part B of the Registration Statement.


                                          By: /s/ Coopers & Lybrand L.L.P.
                                              -----------------------------
                                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 8, 1997